EXHIBIT 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

January 26, 2017

WHEREAS, IHS Markit Ltd. (“Holdings”) and Markit Group Holdings Limited (the “Borrower”) have entered into that certain Credit Agreement dated as of the date hereof, among Holdings, the Borrower, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (the “Administrative Agent”) (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

WHEREAS, the execution of this Guaranty Agreement is a condition to the Administrative Agent’s and each Lender’s obligations under the Credit Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Holdings and each of the undersigned Subsidiaries and any Subsidiary hereafter added as a “Guarantor” hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as Exhibit A (individually a “Guarantor” and collectively the “Guarantors”), hereby irrevocably and unconditionally guarantees to the Guaranteed Parties the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1.             Guaranteed Indebtedness. The term “Guaranteed Indebtedness”, as used herein, means all of the Obligations (as defined in the Credit Agreement) (excluding with respect to each Guarantor, any Excluded Swap Obligations of such Guarantor). The “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any Debtor Relief Law.

2.             Nature of Liability; Limit of Liability under Loan Documents. It is the desire and intent of each Guarantor, the Administrative Agent and the other Guaranteed Parties that this Guaranty Agreement and all other obligations of a Guarantor under the Loan Documents shall be enforced against such Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty Agreement or the other provisions of the Loan Documents shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, federal or foreign law relating to fraudulent conveyances or transfers), then notwithstanding anything contained herein or in any Loan Document to the contrary, the amount of the obligations under this Guaranty Agreement and under the other Loan Documents shall be deemed to be reduced and the applicable Guarantor shall pay the maximum amount of such obligations which would be permissible under applicable law or public policy. Without limiting the generality of the foregoing:

(i)       Swiss Guarantors. The liability of each of Guarantor who is organized under the laws of Switzerland (each, a “Swiss Guarantor”) under this Guaranty Agreement and the other Loan Documents in respect of the obligations of another Loan Party shall be limited as follows notwithstanding any provision in this Guaranty Agreement or any other Loan Document to the contrary:

(A)       The obligations, liabilities, indemnities and undertakings of as well as the application of net proceeds resulting from the realization of any security granted by a Swiss Guarantor under the Loan Documents including the guaranty pursuant to this Guaranty Agreement in relation to obligations, liabilities, indemnities or undertakings of another Loan Party (other than the relevant Swiss Guarantor or any of its Subsidiaries) (“Up- and Cross-stream Obligations”) shall be limited to its Free Reserves Available for Distribution (all in accordance with Art. 675 paragraph 2 and Art. 671 paragraph 1 and 2 no. 3 of the Swiss Code of Obligations) at the time of (i) the enforcement of such obligations, liabilities, indemnities, guaranties or undertakings or (ii) such application of the net proceeds resulting from the foreclosure in or realization on the security granted by any Swiss Guarantor, always provided that any such Up- and Cross-stream Obligations would otherwise lead to an actual violation of the prohibition to repay any capital contributions (Verbot der Einlagenrückgewähr) or to a prohibited distribution of profits pursuant to the Swiss Code of Obligations (verbotene Gewinnausschüttung).

(B)       For the purpose of the preceding subsection (A), “Free Reserves Available for Distribution” means the maximum amount of the Swiss Guarantor's profits and reserves available for distribution at the time of the enforcement of (i) such obligations, liabilities, indemnities or undertakings or (ii) the application of the net proceeds resulting from the foreclosure in or realization on the security granted by any Swiss Guarantor presently being equal to the positive difference between:

(1)            the assets of the Swiss Guarantor; and

(2)            the aggregate of:

(a)	all liabilities other than Up- and Cross-stream Obligations;

(b)	the amount of the registered share capital; and

(c)	the statutory reserves (gesetzliche Reserven) to the extent such reserves must be maintained by mandatory law at any given time;

all these amounts to be established in accordance with Swiss law and, upon the request of the Administrative Agent to be confirmed by the auditors of the relevant Swiss Guarantor based on an audited interim balance sheet. The relevant Swiss Guarantor shall, upon the request of the Administrative Agent, arrange for the audited interim balance sheet and the confirmation of the auditors immediately after having been requested to make a payment under this Guaranty Agreement or the rights under any of the Loan Documents have been asserted in relation to Up- and Cross-stream Obligations. The relevant Swiss Guarantor shall take any other actions and/or pass any resolutions including resolutions of the board of directors and shareholders' resolutions that, in the sole opinion of the Administrative Agent, are necessary to make an amount available for distribution as part of the Free Reserves Available for Distribution, including any resolutions on the dissolution of hidden reserves and/or on the distribution of profits.

(C)      The limitations contained herein shall not relieve the relevant Swiss Guarantor from payment obligations under the Loan Documents beyond these limitations. If as of any date a Swiss Guarantor cannot make any further payment as a result of these limitations, then the Swiss Guarantor shall continue to be obligated to make payment hereunder and shall make such payment when the operation of the limitations in this Section permit it to do so.

(ii)      UK Guarantors.  The obligations of any Guarantor incorporated, formed or established under the laws of England and Wales shall not apply to any liability to the extent that it would result in this Loan Guaranty constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

3.        Contribution Agreement. The Guarantors (other than Holdings) together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) arising under this Guaranty Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or under the other Loan Documents (other than, with respect to such Guarantor, any payment or distribution made under any Excluded Swap Obligations of such Guarantor) (a “Funding Guarantor”) that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Loan Documents in respect of the obligations guarantied (other than, with respect to such Guarantor, any Excluded Swap Obligations of such Guarantor). “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Adjusted Maximum Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Contributing Guarantor for purposes of this Section 3, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement (including, without limitation, in respect of this Section 3) and the other Loan Documents. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 3 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

4.       Absolute and Irrevocable Guaranty. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the Guaranteed Indebtedness is Fully Satisfied. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrower may have against any Guaranteed Party or any other Person, or which any Guarantor may have against the Borrower, any Guaranteed Party or any other Person, shall be available to, or shall be asserted by, any Guarantor against any Guaranteed Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof other than Full Satisfaction of the Obligations guaranteed hereby. If the payment of any amount of principal of, interest with respect to or any other amount constituting the Guaranteed Indebtedness, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Guaranteed Party for any reason, then the Guaranteed Indebtedness and all terms and provisions of this Guaranty Agreement will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

5.       Rights Cumulative. If a Guarantor becomes liable for any indebtedness owing by the Borrower to any Guaranteed Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Guaranteed Parties hereunder shall be cumulative of any and all other rights that any Guaranteed Party may ever have against such Guarantor. The exercise by any Guaranteed Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.       Agreement to Pay Guaranteed Indebtedness. In the event of default by the Borrower in payment or performance of its respective Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to the Administrative Agent, without notice or demand, in the lawful currency in which such amount is due, and it shall not be necessary for the Administrative Agent or any other Guaranteed Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against the Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by the Administrative Agent and any other Guaranteed Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor. Notwithstanding the foregoing, upon payment by such Guarantor of any sums to the Administrative Agent or any other Guaranteed Party hereunder, all rights of such Guarantor against the Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, contribution or otherwise shall in all respects be subordinate and junior in right of payment to the prior Full Satisfaction of the applicable Guaranteed Indebtedness. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Indebtedness in the order provided for in Section 2.18(e) of the Credit Agreement.

7.       Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent or any other Guaranteed Party.

8.       Obligations Not Impaired. Each Guarantor hereby agrees that its obligations under the Loan Documents shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of the Borrower, any Guarantor or any other Person, or the dissolution, insolvency, or bankruptcy of the Borrower, any Guarantor, or any other Person at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Administrative Agent or any other Guaranteed Party to the Borrower, any Guarantor, or any other Person ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Administrative Agent or any other Guaranteed Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Borrower or any other Person to the Administrative Agent or any other Guaranteed Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Administrative Agent or any other Guaranteed Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Administrative Agent or any other Guaranteed Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate or other existence, structure, or ownership of the Borrower or any Guarantor; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower or any other Guarantor (other than the Full Satisfaction of the Obligations guaranteed hereby).

9.       Representations and Warranties. Each Guarantor represents and warrants to the Administrative Agent, the Lenders and the other Guaranteed Parties as follows:

(a)       Credit Agreement Representations. All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b)       Independent Analysis. It has, independently and without reliance upon the Administrative Agent, any Lender or any other Guaranteed Party and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

(c)       Borrower Information. It has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower and it is not relying upon the Administrative Agent, any Lender or any other Guaranteed Party to provide (and none of the Administrative Agent, the Lenders or the other Guaranteed Parties shall have any duty to provide) any such information to it either now or in the future.

10.       Covenants of Guarantor. Each Guarantor covenants and agrees that until the Loan Obligations guaranteed hereby have been Fully Satisfied, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

11.       Right of Set Off. When an Event of Default exists and subject to the terms of Section 2.18 of the Credit Agreement, the Administrative Agent and each other Guaranteed Party shall have the right to set-off and apply against this Guaranty Agreement (and the obligations of the Guarantors hereunder) or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Administrative Agent and each other Guaranteed Party to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Administrative Agent or any other Guaranteed Party shall have made any demand under this Guaranty Agreement.  Each Guaranteed Party agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights and remedies of the Administrative Agent and other Guaranteed Parties hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any other Guaranteed Party may have. Notwithstanding the foregoing, no amount received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

12.       Intercompany Subordination.

(a)       Debt Subordination. Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the Full Satisfaction of the Obligations guaranteed hereby. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Obligations guaranteed hereby shall have been Fully Satisfied; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time. When an Event of Default exists, except with the consent of the Administrative Agent, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of the Administrative Agent and the other Guaranteed Parties and shall forthwith be paid to the Administrative Agent and applied by the Administrative Agent against the Guaranteed Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of any other Loan Party (such other Loan Parties herein the “Debtors”) to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

(b)       Lien Subordination. Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor’s assets securing payment of the Guaranteed Indebtedness or any part thereof and guarantees in respect thereof, regardless of whether such Liens in favor of a Guarantor, the Administrative Agent or any other Guaranteed Party presently exist or are hereafter created or attached. Without the prior written consent of the Administrative Agent, until the Obligations guaranteed hereby are Fully Satisfied no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor’s right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

(c)       Insolvency Proceeding. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving any Debtor as debtor, the Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligations guaranteed hereby have been Fully Satisfied. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

13.       Amendment and Waiver. Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder; no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the parties required by Section 10.02(b) of the Credit Agreement. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.       [Reserved].

15.       Successor and Assigns. This Guaranty Agreement is for the benefit of the Guaranteed Parties, their Affiliates and each Indemnitee and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor’s successors and assigns. No Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without prior written consent of each Lender except as otherwise permitted by the Credit Agreement and any attempted assignment or transfer without such consent shall be null and void.

16.       Reliance and Inducement. Each Guarantor recognizes that the Administrative Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to the Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to the Administrative Agent and the Lenders in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

17.       Notice. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Borrower in accordance with the notice provisions in the Credit Agreement.

18.       Expenses. The Guarantors shall, jointly and severally, pay on demand all reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred by the Administrative Agent and the other Guaranteed Parties in connection with the administration, enforcement, or collection of this Guaranty Agreement.

19.       Waiver of Promptness, Diligence, etc. Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by the Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

20.       Incorporation of Credit Agreement. Section 10.21 of the Credit Agreement, and all of the terms thereof applicable to each Guarantor, is incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that the Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

21.       Entire Agreement. This Guaranty Agreement embodies the final, entire agreement of each Guarantor, agent and the other Guaranteed Parties with respect to each Guarantor’s guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty Agreement is intended by each Guarantor, the Administrative Agent and the other Guaranteed Parties as a final and complete expression of the terms of the Guaranty Agreement, and no course of dealing among any Guarantor, the Administrative Agent and any other Guaranteed Parties, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty Agreement.

22.       No Waiver. No failure or delay by the Administrative Agent or any other Guaranteed Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

23.       Damage Limitation. To the extent permitted by applicable law, each Guarantor agrees that it will not assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

24.       Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied.

25.       Counterparts. This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

26.       Severability. Any provision of this Guaranty Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

27.       Governing Law. This Guaranty Agreement and all claims and causes of action arising out of this Guaranty Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

28.       Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING Shall BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE Administrative AGENT OR ANY OTHER GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY GUARANTOR OR Their PROPERTIES IN THE COURTS OF ANY JURISDICTION.

29.       Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to in Section 28 hereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

30.       Service of Process. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Section 17 hereof. Nothing in this Guaranty Agreement or any other Loan Document will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law. Each Guarantor hereby irrevocably designates, appoints and empowers Holdings with offices at 25 Ropemaker Street, 4th floor Ropemaker Place, London, United Kingdom EC2Y 9LY; Attn: Sari Granat, Executive Vice President and General Counsel, Telephone: +44 20 7260 2000; Email: sari.granat@ihsmarkit.com as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. Holdings accepts such appointment and agrees to so act on the behalf of each Guarantor hereunder until the Full Satisfaction of the Obligations guaranteed hereby. If for any reason Holdings shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.

31.       Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section.

32.       Headings. All section headings used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

33.       Enforcement Action Against Swiss Guarantor to recover Up- and Cross-stream Obligations; Swiss Withholding Tax. Each Swiss Guarantor, against whom any Up- and Cross-stream Obligations are being enforced shall, as concerns the proceeds resulting from such enforcement:

   (a)       if and to the extent required by applicable law in force at the relevant time:

(i)       use its reasonable endeavours to procure that such enforcement proceeds can be used to discharge its Up- and Cross-stream Obligations without deduction of the taxes imposed under the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz vom 13. Oktober 1965 über die Verrechnungssteuer) (the “Swiss Withholding Tax”) by discharging the liability of such tax by notification pursuant to applicable law rather than payment of the tax;

(ii)       if the notification procedure pursuant to subsection (i) above does not apply, deduct the Swiss Withholding Tax at such rate (currently 35%) as in force from time to time from any such enforcement proceeds and promptly pay any such Swiss Withholding Tax deducted to the Swiss Federal Tax Administration; and

(iii)       notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Swiss Withholding Tax deducted has been paid to the Swiss Federal Tax Administration; and

     (b)       use its reasonable endeavours to procure that any Person who is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such enforcement proceeds will promptly after such deduction:

(i)       request a refund of the Swiss Withholding Tax under applicable law (including tax treaties); and

(ii)       pay to the Administrative Agent upon receipt any amount so refunded; and

(iii)       notwithstanding anything to the contrary in the Loan Documents, not be required to gross up, indemnify or hold harmless any Loan Party for the deduction of Swiss Withholding Tax with respect to the enforcement proceeds applied to the Up- and Cross-stream Obligations.

34.       Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that is not a Qualified ECP Guarantor to honor all of its obligations under this Guaranty Agreement in respect of any Swap Obligation that would otherwise be an Excluded Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 34 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 34, or otherwise under this Guaranty Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 34 shall remain in full force and effect until the payment in full and discharge of the Obligations guaranteed under this Guaranty Agreement Each Qualified ECP Guarantor intends that this Section 34 constitute, and this Section 34 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

35.       Direct Obligations. For the avoidance of doubt, this Agreement (including, without limitation, Section 2 hereof) shall not limit or be construed to limit any payment or performance obligations of Holdings and its Subsidiaries under the Credit Agreement, any notes delivered in connection therewith, and/or any Hedge Agreement.

EXECUTED as of the date first written above.

GUARANTORS:

IHS Markit Ltd.

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: Executive Vice President and Chief Financial Officer

MARKIT GROUP LIMITED

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: Director

MARKIT NORTH AMERICA INC.

By:	/s/ Lance Uggla
Name: Lance Uggla
Title: Vice President

IHS INC.
IHS GLOBAL INC.
R. L. Polk & Co.

By:	/s/ Jonathan Gear
Name: Jonathan Gear
Title: President

Carfax, inc.

By:	/s/ Richard Raines
Name: Richard Raines
Title: President

IHS Global SA

By:	/s/ Christopher McLoughlin
Name: Christopher McLoughlin
Title: Authorized Signatory

IHS Global Canada Limited

By:	/s/ Christopher McLoughlin
Name: Christopher McLoughlin
Title: Vice President

IHS Global Limited

By:	/s/ Christopher McLoughlin
Name: Christopher McLoughlin
Title: Director

EXHIBIT “A”
TO

Guaranty Agreement

Subsidiary Joinder Agreement

EXHIBIT “A” to GUARANTY AGREEMENT

SUBSIDIARY JOINDER AGREEMENT

This SUBSIDIARY JOINDER AGREEMENT (the “Agreement”) dated as of ____________________, ____ is executed by the undersigned (the “Guarantor”) for the benefit of Bank of America, N.A., in its capacity as administrative agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the “Administrative Agent”) and for the benefit of the other Guaranteed Parties in connection with that certain Credit Agreement dated as of January 26, 2017, among IHS Markit Ltd. (“Holdings”), Markit Group Holdings Limited, as borrower (the “Borrower”), the lenders party thereto and the Administrative Agent (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

The Guarantor is required to execute this Agreement pursuant to Section 5.09 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.       The Guarantor hereby assumes all the obligations of a “Guarantor” under the Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the Guaranty Agreement as if it had been an original signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor irrevocably and unconditionally guarantees to the Administrative Agent and the other Guaranteed Parties the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement.

2.       This Agreement shall be deemed to be part of, and a modification to, the Guaranty Agreement and shall be governed by all the terms and provisions of the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the Guarantor enforceable against the Guarantor. The Guarantor hereby waives notice of the Administrative Agent’s or any other Guaranteed Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the day and year first written above.

Guarantor:

By:
Name:
Title:

SUBSIDIARY JOINDER AGREEMENT